EXHIBIT 10.1

PROMISSORY NOTE

$25,000,000.00 October 24, 2025

FOR VALUE RECEIVED, Sotherly Hotels LP, a Delaware limited partnership (the “Maker”), hereby promises to pay to the order of Kemmons Wilson Hospitality Partners II, LP, a Delaware limited partnership (the “Payee”), the principal sum of TWENTY FIVE MILLION DOLLARS ($25,000,000) or as much thereof as has been or may be advanced and readvanced to or for the account of the Maker hereunder (such advances being referred to herein as the “Loans”), together with interest, in each case in the manner described herein. Within the foregoing limits and subject to the terms and conditions set forth herein, the Maker may borrow, prepay and reborrow the Loans on a revolving basis as set forth herein. Certain terms used herein are defined in Annex A.

1. Obligation to Fund on the Note; Limitation on Revolver Fundings.

(a) Subject to the terms and conditions of this Note, the Payee agrees to make Fundings in respect of this Note from time to time on any Business Day during the Revolving Commitment Period in an aggregate outstanding principal amount up to but not exceeding the Revolving Commitment as of the date of the applicable Funding; provided that after giving effect to the making of any applicable Funding, in no event shall the aggregate principal amount of all outstanding Fundings exceed the Revolving Commitment. The Payee shall make each such Funding at the time and in accordance with the provisions of this Section 1 and Section 15. The Revolving Commitment is a revolving line of credit and any repayment of principal shall increase the amount of the Revolving Commitment, and such repaid amounts may be re-drawn from time to time during the Revolving Commitment Period. On the Maturity Date, the Revolving Commitment and the Payee’s obligation to make Fundings with respect thereto shall terminate.

(b) If the Maker desires to request a Funding, it shall deliver to the Payee a written notice thereof (a “Notice of Funding”) which notice shall include: (i) the Funding Date; (ii) the amount of the Funding requested from the Payee, which shall be an amount less than or equal to the undrawn Revolving Commitment (the “Requested Amount”); and (iii) the bank account into which the proceeds of the Funding shall be deposited (the “Funding Account”) for receipt of such Funding. The Maker shall ensure that the Funding Date in each Notice of Funding is at least five (5) Business Days after the date of the Notice of Funding; provided that any Notice of Funding delivered after 12:00 p.m. (New York City time) shall be deemed to be delivered on the following Business Day.

(c) The Payee shall, not later than 4:00 p.m. (New York City time) on each Funding Date in respect of the Funding to be funded by it hereunder, pay the Requested Amount to the Maker by disbursing such amount in immediately available funds in Dollars to the Funding Account. The Payee’s obligation to fund the Requested Amount is subject to the fulfillment of the conditions to each Funding set forth in Section 15 and the Payee understands, acknowledges and agrees that upon satisfaction of such conditions, its obligation to fund its Requested Amount on any Funding Date as set forth herein is without defense, counterclaim or offset of any kind.

(d) The Payee shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Maker to the Payee resulting from each Loan made by the Payee, including the amounts of principal and interest payable and paid to the Payee from time to time hereunder. The entries made in the accounts maintained pursuant to the preceding sentence shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Payee to maintain such accounts or any error therein shall not in any manner affect the obligation of the Maker to repay the Loans in accordance with the terms of this Note.

(e) In the event that the Payee fails to pay the Requested Amount in respect of any Funding to the Maker in accordance with clause (c) above notwithstanding the fulfillment of each of the conditions to such Funding set forth in Section 15, the Maker shall be entitled to unilaterally draw from the Fund (as defined in the Escrow Agreement) by providing notice to the Escrow Agent pursuant to Section 4(b) of the Escrow Agreement in an aggregate principal amount not to exceed the lesser of (i) the Requested Amount (which, for the avoidance of doubt, shall not exceed the undrawn Revolving Commitment as of such date of determination) and (ii) the balance of Funds (such amount, the “Deemed Funded Amount”), and any such draw shall be deemed for all purposes hereunder (including Section 3 below) to be the Funding of a Loan made by the Payee hereunder.

2. Payments of Principal. All unpaid principal, fees and accrued and unpaid interest shall be due and payable in full on the earlier of (i) April 24, 2027, (ii) the date on which the Merger (as defined in the Merger Agreement) is consummated, (iii) the date on which the Wilmington Asset is sold, (iv) the date on which Indebtedness secured by a Lien on the Wilmington Asset is refinanced and (v) the date on which the Loan is declared due and payable pursuant to Section 7 (the “Maturity Date”). Promptly (and in any event within one (1) Business Day) upon receipt by the Maker of any Excess Refinancing Proceeds or Sale Proceeds, the Maker shall prepay the Loan in an aggregate amount equal to such Excess Refinancing Proceeds or Sale Proceeds, as applicable (which prepayment shall automatically be accompanied by a permanent reduction in the Revolving Commitment in an amount equal to such prepayment).

3. Interest.

(a) Interest Generally. The unpaid principal amount of this Note shall accrue interest on the basis of a 360 day year at the Benchmark plus the Applicable Margin, provided that upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of this Note and any accrued and unpaid interest and all other overdue amounts shall each bear interest until paid at the stated rate plus 5.00% per annum. Accrued interest shall be payable (a) upon the payment or prepayment of any principal outstanding under this Note (but only on the principal amount so paid or prepaid), (b) on the last Business Day of each month and (c) on the Maturity Date. The Payee agrees to determine the Benchmark on each Periodic Term SOFR Determination Day. The Payee shall provide notice of any and all settings of the Benchmark to the Maker on the date that any such rate set is determined.

(b) Benchmark Replacement. Notwithstanding anything to the contrary in this Note, upon the occurrence of a Benchmark Transition Event, the Payee and the Maker may amend this Note to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Payee has posted such proposed amendment to the Maker. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3 will occur prior to the applicable Benchmark Transition Start Date.

(c) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Payee will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of the Maker.

(d) Notices; Standards for Decisions and Determinations. The Payee will promptly notify the Maker of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by the Payee pursuant to this Section 3, including any determination with respect to rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from the Maker, except, in each case, as expressly required pursuant to this Section 3.

4. Prepayments. The Maker may at any time and from time to time prepay any principal amount of this Note in whole or in part without premium or penalty.

5. Payment Terms. All payments of principal of, and interest upon, this Note shall be made by the Maker to the Payee in cash in immediately available funds in lawful money of the United States of America, by wire transfer to the bank account designated by the Payee in writing from time to time. All payments under this Note shall be made to the Payee without withholding, defense, set-off, counterclaim or deduction. Payments and prepayments made to the Payee by the Maker hereunder shall be applied first to expenses recoverable under Section 11, then accrued interest and then to principal. If the due date of any payment under this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension.

6. Events of Default. An “Event of Default” shall exist hereunder if any one or more of the following events shall occur:

(a) the Maker shall fail (i) to pay any principal or any portion thereof when due, or (ii) to pay any interest or any portion thereof or any other amount hereunder within three (3) Business Days the same becomes due; or

(b) the Maker shall fail to perform or observe any term, covenant or agreement to be performed or observed by it contained in clauses (i) or (k) of Annex B, and such failure shall continue for three (3) Business Days after the earlier of (x) any officer of the Maker becoming aware of such failure and (y) receipt by the Maker of written notice from the Payee of such failure; or

(c) the Maker shall fail to perform or observe any other term, covenant or agreement to be performed or observed by it contained in Section 9 or Annex B; or

(d) the Maker shall fail to perform or observe any other covenant or agreement contained herein for ten (10) days after notice thereof; or

(e) any representation or warranty of the Maker made herein proves to have been materially incorrect when made or reaffirmed; or

(f) the Maker institutes or consents to any proceeding under any Debtor Relief Law relating to it or to all or any part of its property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Maker, as applicable; or any proceeding under a Debtor Relief Law relating to the Maker or to all or any part of its property is instituted without its consent and remains undismissed, undischarged or unbonded for a period of sixty (60) calendar days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of its property and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

(g) (i) a non-appealable judgment against the Maker is entered for the payment of money in excess of $1,000,000 or (ii) a non-appealable judgment in excess of $1,000,000 against the Maker is entered that results in a Lien on any of its property; and, absent procurement of a stay of execution, any such judgment (under clause (i) or (ii)) remains unbonded or unsatisfied for thirty (30) calendar days after the date of entry of judgment; or

(h) the Maker shall contest the validity or enforceability of any part of this Note; or

(i) (i) failure of the Maker or any Subsidiary to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness under this Note) in an aggregate principal amount in excess of $1,000,000 (such Indebtedness, “Material Indebtedness”) in each case beyond the grace period, if any, provided therefor or (ii) breach or default by the Maker or any Subsidiary with respect to any term of (1) one or more items of Material Indebtedness or (2) any loan agreement, mortgage, indenture or other agreement relating to such Material Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Material Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Material Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (provided that this clause (i) shall not apply to the Philadelphia Facility, the Hollywood Facility or the Atlanta Facility); or

(j) a Change of Control; or

(k) the Merger Agreement is terminated on account of any breach by the Maker or Sotherly Hotels Inc. thereunder (provided, for the avoidance of doubt, that any failure of the shareholders of Sotherly Hotels Inc. to approve the transactions contemplated in the Merger Agreement shall not be deemed a “breach” of the Merger Agreement for purposes of this clause (k)).

7. Remedies. Upon the occurrence of any Event of Default specified in Section 6(e), the principal amount of this Note together with any interest thereon, all fees and all other Obligations shall become immediately and automatically due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Maker). Upon the occurrence and during the continuance of any other Event of Default, the Payee may, by written notice to the Maker, declare the principal amount of this Note together with any interest thereon to be due and payable, and the principal amount of this Note together with any such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Maker). Following any such demand, the Maker shall immediately pay to such holder all amounts due and payable with respect to this Note. Upon the occurrence and during the continuance of any Event of Default, the Payee shall not be obligated to make any additional Fundings.

8. Maker’s Representations and Warranties. The Maker represents and warrants to the Payee as follows: It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute, deliver and perform its obligations under this Note. It has duly authorized and taken all other appropriate action for the execution, delivery and performance of this Note and any other document or instrument delivered pursuant hereto or in connection herewith and the consummation of the transactions provided for in this Note. It has duly executed and delivered this Note and this Note constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and similar laws and by equitable principles, whether considered at law or in equity. Its execution and delivery of this Note, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not (i) conflict with or violate any of its organizational documents or its contractual obligations, (ii) conflict with or violate any order, judgment or decree of governmental authority binding on it, (iii) require any approval of its equityholders or any approval or consent of any Person under any contractual obligation of the Maker, except for such approvals or consents which will be obtained on or before the Closing Date, (iv) conflict with or violate any applicable laws, or (v) result in or require the creation or imposition of any Lien upon any of its properties or assets (other than any Liens created hereunder). It has duly obtained, effected or given all authorizations, consents, licenses, orders or approvals of or registrations or declarations with any governmental authority or any other Person required in connection with the execution and delivery of this Note and the performance of the transactions contemplated hereby, and such authorizations, consents, licenses, orders or approvals of or registrations or declarations are in full force and effect. There are no actions, suits or proceedings by or before any arbitrator or governmental authority pending against or, to the knowledge of the Maker, threatened against or affecting the Maker (A) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (B) that involve the Note or the transactions contemplated hereby. It is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. No representation or warranty of the Maker contained in this Note or in any other documents, certificates or statements given to the Payee for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections, budgets and forward looking information and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Maker to be reasonable at the time made, it being recognized by the Payee that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Maker (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements given to the Payee for use in connection with the transactions contemplated hereby.

9. Covenants. The Maker covenants and agrees as provided in Annex B.

10. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. This Note shall be governed by, and construed in accordance with, the law of the State of New York. The Maker and Payee hereby submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, borough of Manhattan for the purposes of all legal proceedings arising out of or relating to this Note or the transactions contemplated hereby. This Note may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Note. Delivery of an executed counterpart of a signature page to this Note by electronic transmission shall be as effective as delivery of an original executed counterpart of this Note. This Section 10 shall survive the termination of this Note. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

11. Expenses; Amendments; Notices. Each party shall be responsible for its costs and expenses incurred in connection with the negotiation, preparation, administration, execution and delivery of this Note, including filing fees, taxes, assessments, and reasonable attorney’s fees and expenses. The Maker shall pay on demand all costs and expenses of the Payee in connection with each amendment, forbearance, waiver, consent, restructuring, reorganization (including any fees (including reasonable attorneys’ fees) and costs incurred by the Payee for any reason in respect of the bankruptcy of the Maker), enforcement or attempted enforcement, and any matter related thereto, and in each case including all out of pocket expenses of the Payee or Payee’s attorneys that are related thereto. The Maker shall pay on demand all reasonable fees and costs of consultants, appraisers, accountants and the like engaged by the Payee in respect of the Maker’s obligations hereunder. The Maker shall reimburse, hold harmless and indemnify the Payee and its directors, agents and affiliates (each, an “Indemnitee”) from any and all loss, liability or legal or other expense with respect to or resulting from this Note (collectively, “Indemnified Liabilities”); provided that the Maker shall have no obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (i) arise from the gross negligence or willful misconduct of such Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) constitute any consequential, punitive or special damages to the extent such damages arise out of claims brought by any Indemnitee. This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Maker and the Payee. All notices and other communications in respect of this Note shall be given or made in writing at the address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by electronic transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

12. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Payee and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Payee or any such affiliate to or for the credit or the account of the Maker against any and all of the obligations of the Maker now or hereafter existing hereunder to the Payee or, irrespective of whether or not the Payee shall have made any demand hereunder and although such obligations of the Maker may be contingent or unmatured or are owed to a branch or office of the Payee different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Payee and its affiliates hereunder are in addition to other rights and remedies (including other rights of setoff) that the Payee or its affiliates may have.

13. Assignments. The Maker may not assign any of its rights or obligations under this Note without the consent of the Payee. The Payee may not assign all or any portion of its rights and obligations under this Note without the prior written consent of the Maker, which written consent shall not be unreasonably withheld, conditioned or delayed; provided that such consent of the Maker (i) shall not be required if a default or Event of Default shall have occurred and then be continuing and (ii) shall be deemed given unless the Maker objects to such request within ten (10) Business Days after receiving notice thereof. From and after the effective date specified in each assignment and assumption, the assignee thereunder shall be a party to this Note and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of the Payee under such document or documents, and the Payee shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under such document or documents (and, in the case of an assignment and assumption covering all of the Payee’s rights and obligations under this Note, the Payee shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 11 with respect to facts and circumstances occurring prior to the effective date of such assignment.

14. Conditions Precedent to Closing. The effectiveness of this Note and the obligation of the Payee to lend any principal to the Maker is subject to the satisfaction of the following conditions:

(a) The Payee shall have received this Note originally executed and delivered by each Person party thereto;

(b) The Payee shall have received, in respect of the Maker, (i) sufficient copies of its certificate of formation, organization or association and its operating agreement, and certified as of the Closing Date or a recent date prior thereto, (ii) signature and incumbency certificates of the officers of the Maker who are authorized to execute Notices of Funding delivered under this Agreement, (iii) resolutions of the board of directors of the Maker approving and authorizing the execution, delivery and performance of this Note, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment and (iv) a certificate of good standing;

(c) The Payee shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Maker in the State of Delaware, in which the chief executive office of the Maker is located and in the other jurisdictions in which the Maker maintains property, together with copies of the financing statements (or similar documents) disclosed by such search;

(d) The Payee shall have received a certificate, dated the date of this Note and signed by any financial officer of the Maker, confirming compliance with the conditions precedent set forth in this Section 14;

(e) The Payee shall have received a copy of the Merger Agreement, duly executed by each of the parties thereto; and

(f) The Payee shall have received an executed copy of the favorable written opinion, dated as of the Closing Date, of New York and Delaware counsel for the Maker as to such matters as the Payee may reasonably request and in form and substance reasonably satisfactory to the Payee.

15. Conditions Precedent to each Funding. The obligation of the Payee to make any Funding to the Maker on any Funding Date is subject to the satisfaction of the following conditions:

(a) After making the Funding requested on such Funding Date, the aggregate principal amount of all outstanding Fundings shall not exceed the Revolving Commitment;

(b) As of such Funding Date, the representations and warranties contained herein shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of that Closing Date to the same extent as though made on and as of that date (or to the extent such representations and warranties specifically relate to an earlier date on and as of such earlier date);

(c) as of such Funding Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Funding that would constitute a default or an Event of Default;

(d) the Payee shall have received a fully executed and delivered Notice of Funding by an authorized officer of the Maker.

16. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Note and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, supplemented or otherwise modified from time to time.

17. Parent Termination Fee. Notwithstanding anything to contrary contained herein or in the Merger Agreement, in the event the Parent Termination Fee (as defined in the Merger Agreement) is owing to Sotherly Hotels Inc. thereunder, at direction of Maker and Sotherly Hotels Inc., all or any portion of the Parent Termination Fee which has not been actually released to Sotherly Hotels Inc. shall be credited against the Obligations hereunder and shall be used to reduce the amount of the Obligations which remain outstanding (which credit shall automatically be accompanied by a permanent reduction in the Revolving Commitment in an amount equal to such credit).

IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered by its duly authorized officers, as of the date and year and at a place first above written.

SOTHERLY HOTELS LP

By: Sotherly Hotels Inc., its general partner

By: __/s/ David R. Folsom_____________

Name: David R. Folsom

Title: President and Chief Executive Officer

Accepted and agreed to

as of the date first written above:

KEMMONS WILSON HOSPITALITY PARTNERS II, LP

By: /s/ Donald Webb Wilson___________

Name: Donald Webb Wilson

Title: Manager

ANNEX A

Definitions. The following capitalized terms, when used in this Note, shall have the following meanings:

“Applicable Margin” means (i) at all times during the period beginning on the Closing Date and ending on the date that is nine (9) months thereafter, 3.25% per annum and (ii) at all times thereafter, 7.50% per annum; provided that after the occurrence and during the continuance of an Event of Default, the Applicable Margin shall be 7.50% per annum.

“Arlington Facility” means the Hyatt Centric Arlington located at 1325 Wilson Blvd., Arlington, VA 22209.

“Atlanta Facility” means the credit facility secured by a lien on The Georgian Terrace located at 659 Peachtree St. NE, Atlanta, GA 30308.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Payee and the Maker giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the relevant governmental authority or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States; and (b) the related Benchmark Replacement Adjustment; provided that if the Benchmark Replacement as so determined pursuant to the above would be less than the Term SOFR Floor, the Benchmark Replacement will be deemed to be the Term SOFR Floor for the purposes of this Note; provided, further, that any Benchmark Replacement shall be administratively feasible as determined by the Payee.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Payee and the Maker giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the relevant governmental authority or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time; provided that any Benchmark Replacement Adjustment shall be administratively feasible as determined by the Payee.

“Benchmark Replacement Date” means, with respect to any Benchmark, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Payee decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Payee in a manner substantially consistent with market practice (or, if the Payee decides that adoption of any portion of such market practice is not administratively feasible or if the Payee determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Payee decides is reasonably necessary in connection with the administration of this Note and that is administratively feasible for the Payee).

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Change of Control” means that (i) any Person or “group” (within the meaning of Rules 13d 3 and 13d 5 under the Exchange Act) shall have acquired beneficial ownership or control of 35% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Sotherly Hotels Inc. or (ii) the Maker shall, directly or indirectly, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Maker is the surviving corporation) another Person, or (b) sell, assign, license, lease, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Maker to another Person, or (c) consummate a stock purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby after such transaction such other Person holds more than the 50% of the voting power of all classes of equity interests of the Maker, or (d) sell, assign, license, lease, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of a direct or indirect material wholly-owned restricted subsidiary of the Maker to another Person.

“Closing Date” means October 24, 2025.

“Debtor Relief Law” means the Bankruptcy Reform Act of 1978, codified as 11 U.S.C. §§101 et seq, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Escrow Agent” means JPMorgan Chase Bank, N.A.

“Escrow Agreement” means that certain Escrow Agreement, dated on or about the date hereof, by and among Kingfisher LLC, a Delaware limited liability company, Sparrows Nest LLC, a Maryland limited liability company, Sotherly Hotels Inc., a Maryland corporation and Escrow Agent.

“Excess Refinancing Proceeds” means proceeds from the issuance or incurrence of any Indebtedness of any Subsidiary secured by a Lien on property of such Subsidiary, less the amount of such proceeds required to repay Indebtedness refinanced in connection with the incurrence of such Indebtedness and any related transaction costs or expenses.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Funding” means a funding by the Payee in respect of this Note (as and when required by this Note).

“Funding Account” as defined in Section 1.

“Funding Date” means the proposed date of any Funding, as set forth in the applicable Notice of Funding.

“Hollywood Facility” means the credit facility secured by a lien on the DoubleTree Resort by Hilton Hollywood Beach located at 4000 South Ocean Dr., Hollywood FL 33019.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g)

all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; provided for the avoidance of doubt that “Indebtedness” is not intended to include the TRS operating leases between subsidiaries of Maker. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Equity Interests, any purchase option, call or similar right of a third party with respect to such Equity Interests.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or condition (financial or otherwise) of the Maker and its Subsidiaries taken as a whole, (ii) the ability of the Maker to fully and timely perform its Obligations, (iii) the legality, validity, binding effect or enforceability against the Maker of this Note, or (iv) the rights, remedies and benefits available to, or conferred upon, the Payee under this Note.

“Maturity Date” as defined in Section 2.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of the Closing Date, by and among Sotherly Hotels Inc., Kingfisher LLC, a Delaware limited liability company (the “Parent”) and Sparrows Nest LLC, a Maryland limited liability company (“Merger Sub”).

“Notice of Funding” as defined in Section 1.

“Obligations” means, collectively, all obligations of the Maker under this Note to pay principal, fees, interest (including default interest), expenses and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing by the Maker to the Payee and, in the case of each of the foregoing, including all interest thereon and expenses related thereto, including any interest or expenses accruing or arising after the commencement of any case under any Debtor Relief Law (whether or not such interest or expenses are enforceable, allowed or allowable as a claim in whole or in part in such case).

“Permitted Investments” means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof and (b) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000.

“Permitted Liens” means, with respect to any person: (a) Liens arising by operation of law which were incurred in the ordinary course of business, including carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which (i) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operations of the business of such person or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens and for which adequate reserves have been made if required in accordance with generally accepted accounting principles; (b) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation; (c) Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made; and (d) Liens securing any extension, renewal, replacement or refinancing of an indebtedness secured by a Lien permitted by this Note.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

“Philadelphia Facility” means the credit facility secured by a lien on the DoubleTree by Hilton Hotel Philadelphia Airport located at 4501 Island Avenue, Philadelphia, Pennsylvania 19153.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Maker or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“Revolving Commitment” means the commitment of the Payee to make or otherwise fund any Loan. The amount of the Revolving Commitment is $25,000,000.

“Revolving Commitment Period” means the period beginning on the Closing Date and ending on the Maturity Date.

“Sale Proceeds” means the gross proceeds from the sale of any real estate of any Subsidiary, less the amount of such proceeds required to repay Indebtedness secured by a Lien on such real estate (or, in the case of the proceeds in respect of a sale of the parking garage at the Atlanta Facility, the Atlanta Facility generally) and any related transaction costs or expenses.

“SEC” means the Securities and Exchange Commission of the United States.

“SOFR” means a rate equal to the secured overnight financing rate as published by the SOFR Administrator on the website of the SOFR Administrator, currently at http//www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time).

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other

Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Term SOFR” means the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the commencement of such tenor, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that, if Term SOFR determined as provided above shall ever be less than the Term SOFR Floor, then Term SOFR shall be deemed to be the Term SOFR Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Payee in its reasonable discretion).

“Term SOFR Floor” means 3.35% per annum.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“Wilmington Asset” means the Hotel Ballast Wilmington, Tapestry Collection by Hilton located at 301 N. Water St., Wilmington, NC 28401.

ANNEX B

The Maker covenants and agrees as follows:

(a) Indebtedness. The Maker will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created hereunder;

(ii) Indebtedness existing on the Closing Date and set forth in Schedule 1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(iii) other unsecured Indebtedness in an aggregate principal amount not exceeding $250,000 at any time outstanding;

(iv) Indebtedness incurred in the ordinary course of business with respect to any financing of any insurance premiums of the Maker or its Subsidiaries in an aggregate principal amount not to exceed the applicable premium;

(v) after the End Date (as defined in the Merger Agreement), solely in the event that the Merger (as defined in the Merger Agreement) has not been consummated in accordance with the terms of the Merger Agreement (as in effect on the Closing Date), Indebtedness of the Maker the proceeds of which are promptly (and in any event within one (1) Business Day) applied to prepay the Loan (which prepayment shall automatically be accompanied by a permanent reduction in the Revolving Commitment in an amount equal to such prepayment); provided that all such Indebtedness shall be subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Payee; and

(vi) after the End Date, solely in the event that the Merger has not been consummated in accordance with the terms of the Merger Agreement (as in effect on the Closing Date), Indebtedness of any Subsidiary the proceeds of which are (i) promptly (and in any event within one (1) Business Day after the receipt by such Subsidiary of the proceeds of such Indebtedness) used by such Subsidiary to make a dividend (directly or indirectly) to the Maker and (ii) promptly (and in any event within one (1) Business Day after the receipt by the Maker of such proceeds) used by the Maker to prepay the Loan (which prepayment shall automatically be accompanied by a permanent reduction in the Revolving Commitment in an amount equal to such prepayment).

(b) Liens. The Maker will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except Permitted Liens.

(c) Fundamental Changes. The Maker will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person (other than the Maker), or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (other than to the Maker), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve.

(d) Investments, Loans, Advances, Guarantees and Acquisitions. The Maker will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person (other than the Maker)) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except Permitted Investments and investments by the Maker existing on the Closing Date in the capital stock of its Subsidiaries.

(e) Restricted Payments. The Maker will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(i) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests; and

(ii) the Maker may make quarterly dividends in respect of the preferred Equity Interests of the Maker in an aggregate amount not to exceed $2,000,000 in any fiscal quarter; provided that, immediately before and after giving effect to each such payment, no default or Event of Default shall have occurred and be continuing or would result therefrom.

(f) Transactions with Affiliates. The Maker will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Maker or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and transactions between or among the Maker and its Subsidiaries not involving any other affiliate.

(g) Asset Sales. The Maker will not, and will not permit any Subsidiary to, convey, sell, lease or license, exchange, transfer, divide or otherwise dispose of, in one transaction or a series of transactions, (i) the Wilmington Asset, unless in connection with any such disposition SOHO Wilmington LLC receives Sale Proceeds of no less than an amount equal to the aggregate principal amount of Obligations outstanding hereunder as of the date of the consummation of such disposition or (ii) the Arlington Facility, unless in connection with any such disposition SOHO Arlington LLC receives Sale Proceeds of no less than an amount equal to $69,000,000.

(h) Certain Refinancings. The Maker will not, and will not permit any Subsidiary to refinance Indebtedness secured by a Lien on the Wilmington Asset, unless in connection with any such refinancing SOHO Wilmington LLC receives Excess Refinancing Proceeds which, after accounting for any amounts available for credit against the Obligations pursuant to Section 17 hereof and together with any amounts otherwise available to the Maker from any other source (which amounts are actually used by the Maker to prepay the Obligations hereunder) are sufficient to satisfy the aggregate principal amount of Obligations outstanding hereunder as of the date of the consummation of such refinancing.

(i) Certain Dividends. The Maker shall cause each Subsidiary to make a dividend (directly or indirectly) to the Maker of any Excess Refinancing Proceeds or Sale Proceeds, promptly (and in any event within one (1) Business Day) after the receipt by any Subsidiary thereof.

(j) Executive Salaries. The Maker shall not increase the salary (whether in the form of Cash, Equity Interests or any other consideration) of any officer or member of the board of directors of the Maker at any time (it being understood and agreed that a change to any benchmark, target or metric that has the effect of increasing the salary of any officer or member of the board of directors of the Maker shall constitute an increase of such salary for purposes of this clause (j)).

(k) Monthly Reports. As soon as available, and in any event within twenty five (25) days after the end of each month ending after the Closing Date, the consolidated balance sheet of the Maker and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders’ equity and cash flows of the Maker and its Subsidiaries for such month and for the period from the beginning of the current fiscal year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail.